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                                                                     EXHIBIT (1)



                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock of Big Flower Press Holdings, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  August 10, 1996



                                                   THE GOLDMAN SACHS GROUP, L.P.



                                                   By:  /s/William J. Buckley
                                                       -----------------------
                                                   Name:  William J. Buckley
                                                   Title: General Partner



                                                   GOLDMAN, SACHS & CO.


                                                   By:  /s/William J. Buckley
                                                       -----------------------
                                                   Name:  William J. Buckley
                                                   Title: General Partner
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